Exhibit 99.1

Longview Acquisition Corp. II Provides Update on Periodic Reporting

New York, NY, June 1, 2021— Longview Acquisition Corp. II (NYSE: LGV) (the “Company”) announced today that it had received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Q1 2021 Form 10-Q”) with the Securities and Exchange Commission (the “SEC”).

The NYSE informed the Company that, under NYSE rules, the Company will have six months from its due date to file the Q1 2021 Form 10-Q with the SEC. The Company can regain compliance with the NYSE listing standards at any time prior to that date by filing its Q1 2021 Form 10-Q. If the Company fails to file the Q1 2021 Form 10-Q before the NYSE’s compliance deadline, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The notice from the NYSE also notes that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.

As the Company reported in its Form 12b-25 filed with the SEC on May 17, 2021, the Company reevaluated the accounting treatment of its outstanding warrants (the “Warrants”) following the issuance by the Staff of the SEC of the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”), which provides guidance for all SPACs regarding the accounting and reporting for their warrants. The Company concluded that, based on the SEC Staff Statement, the Warrants should be classified as liabilities measured at fair value, with subsequent changes in fair value recorded in the Company’s statement of operations each reporting period. The Company continues to work diligently to complete the Q1 2021 Form 10-Q as soon as possible; however, given the scope of the valuation process for calculating the fair value of the Warrant liabilities in accordance with the SEC Staff Statement, the Company is not in a position to file the Q1 2021 Form 10-Q until after the completion of this process.

About Longview Acquisition Corp. II

Longview Acquisition Corp. II is a Special Purpose Acquisition Vehicle formed by an affiliate of Glenview Capital Management, LLC (“Glenview”). While the Company may pursue an initial business combination in any business, industry, sector or geographical location, it intends to focus on the industries that align with the background of the sponsor with a particular emphasis placed on the healthcare sector. These industries include healthcare, industrials, consumer, media, technology and technology services.  Glenview, a registered investment adviser with investment experience and a track record of creating value through constructive partnerships with companies operating in the public markets. intends to focus on private businesses where the management, with the Company's assistance, can execute a plan to create value for the Company's stockholders in the public markets.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Longview Acquisition Corp. II
(212) 812-4700
info@longviewacquisition.com